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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 1997 (except for Note 2, paragraph 3, as to which the date is March 13, 1997) with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 Nos. 333-35137 and 333-35137-01) and related Prospectus/Consent Solicitation Statement of Beverly Enterprises, Inc. for the registration of $180,000,000 of its Senior Notes.


     We also consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 18, 1997, with respect to the consolidated financial statements and schedule of Pharmacy Corporation of America included in the above mentioned Registration Statement and Prospectus/Consent Solicitation Statement of Beverly Enterprises, Inc.

     In addition we consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 2, 1997, with respect to the balance sheet of New Beverly Holdings, Inc., included in the above mentioned Registration Statement and Prospectus/Consent Solicitation Statement of Beverly Enterprises, Inc.

                                            ERNST & YOUNG LLP


October 15, 1997

Little Rock, Arkansas